Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-206466) pertaining to the Amended and Restated 2011 Share Incentive Plan of our report dated May 26, 2017, with respect to the consolidated financial statements of JMU Limited, included in this Annual Report (Form 20-F) for the year ended December 31, 2016.

/s/ Ernst & Young Hua Ming LLP
Ernst & Young Hua Ming LLP
Shanghai, the People’s Republic of China
May 26, 2017